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                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                    TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                AMAX GOLD INC.

                     (Change of Name to Kinam Gold Inc.)


        Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Amax Gold Inc., a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware.

                             DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificare of Incorporation of the corporation.

                ARTICLE I of the Certificate of Incorporation of the corporation is amended in its entirety so that, as amended, ARTICLE I shall be as follows:

                                  ARTICLE I

                The name of the corporation is Kinam Gold Inc. (hereinafter, the "Corporation)


        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders of the corporation have adopted the foregoing amendment by nonunanimous written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of such consent has been delivered to the stockholders of the corporation as provided in such Section 228.

        THIRD: That the amendment was duly adopted in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, Amax Gold Inc. has caused this Certificate to be signed by Arthur H. Ditto, its President, the 17th day of September, 1998.

                                          AMAX GOLD INC.

                                          By:  /s/ Artur H. Ditto
                                              __________________________
                                              Arthur H. Ditto, President